EXHIBIT 10.92

                           AMENDMENT NO. 1 TO PARKING LEASE - OPTION TO PURCHASE

     THIS AMENDMENT NO. 1 TO PARKING LEASE - OPTION TO PURCHASE ("First Amendment") is entered into and is effective as of this 17th day of February, 2000; by and between CITY OF CRIPPLE CREEK, a municipal corporation ("Lessor") and WMCK VENTURE CORPORATION, a Delaware corporation ("Lessee").


                                    RECITALS:
                                    --------

1. Lessor and Lessee entered into a Parking Lease - Option to Purchase as of June 1, 1998 ("Lease"), covering certain property (the "Property") described as follows:

Lots  11  through  20,  Block  28  Fremont  Addition to Cripple Creek, Colorado.

2.     Lessor  and  Lessee  agree  to  amend the Lease as hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.     Effective  Date.  The  effective  date  ("Effective  Date") of this First
       ---------------
Amendment  shall  be  as  of  the  date  first  written  above.

2.     The  Lease  is  amended  as  follows:

a. The name of the Lessee is corrected to read, WMCK Venture Corporation, a Delaware corporation.

b. The Term of the Lease is extended to and shall end on May 31, 2010. Accordingly, the date May 31, 2010 is substituted for May 31, 2003 in Section 1 of the Lease.

c.     The following subparagraph is added at the end of Section 2 of the Lease:

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Consumer  Price Index Increases. Subject to the limitations set forth herein, if
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at  any  time  after May 31, 2003 the Events Center Lease, as defined below, has expired without renewal or extension (such expiration date, if any, shall hereinafter be called the "Trigger Date"), the Rent provided for in the first subparagraph of this Section 2 shall be increased as provided below by the percentage of increase, if any, of the United States Bureau of Labor Statistics U.S. Consumer Price Index for All Items - Urban Wage Earners and Clerical Workers ("CPI-W") (base year 1982-84 = 100) (the "Index"). If the Index changes so that the base year differs from that used in this Section, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics, to the 1982-84 base. If the Index is discontinued or revised during the Term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

The Index published nearest to the Trigger Date of this Agreement shall be the "Beginning Index". The Index published most recently, but at least four (4) months, before the applicable Adjustment Date shall be the "Adjustment Index". The Adjustment Date shall be the first day of June following the Trigger Date, and every June 1st thereafter.

The  Rent  shall  be  adjusted  as  follows:

On each Adjustment Date, the Rent shall be adjusted by multiplying the initial Rent under this Agreement by a fraction, the numerator of which is the applicable Adjustment Index and the denominator of which is the Beginning Index; provided, however, that in no case shall the increase in Rent over the previously applicable Rent exceed four percent (4.0%); and provided further, in no case shall such adjustment result in a decrease in the previously applicable Rent. The amount so determined shall be the adjusted Rent payable under the first subparagraph of this Section 2 for the lease year beginning on the applicable Adjustment Date until the next Adjustment Date.

"Event Center Lease" means that certain lease between Lessor, as lessee, and Lessee, as lessor, of even date herewith, pursuant to which Lessor has leased from Lessee those certain premises, commonly known as Womacks Center-Cripple Creek, which premises are located in a portion of the improvements to be constructed upon Lots 6 through 8, inclusive, First Addition to Fremont, now Cripple Creek, Colorado

3.     Effect  of  Amendment.  Except  as  expressly  modified  in  this  First
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Amendment,  the  Lease  shall  remain  unmodified  and in full force and effect.
       --

4.     Counterparts.  This First Amendment may be executed in counterparts which
       ------------
together  shall  constitute  a  single  original  First  Amendment.
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5.     Facsimile  Delivery.  Delivery  of  facsimile  copies  of  the  executed
       -------------------
counterparts of this First Amendment shall be effective as delivery of the original executed First Amendment.


IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first set forth above.

LESSEE:

CITY  OF  CRIPPLE  CREEK,  a  Colorado  municipal  corporation

By:  /s/  Thomas  L.  Litherland
     ---------------------------
          Thomas  L.  Litherland,  Mayor

ATTEST:

By:  /s/Kathleen  Conley
     -------------------
          Kathleen  Conley,  City  Clerk

STATE  OF  COLORADO     )
                    )     ss.
COUNTY  OF  TELLER     )

          The foregoing instrument was acknowledged before me this 17th day of February 2000, by Thomas L. Litherland, as Mayor, and Kathleen Conley, as City Clerk, of the City of Cripple Creek, a Colorado municipal corporation.

          WITNESS  My  hand  and  official  seal.

                                   /s/Melissa  A.  Beaty
                                   ---------------------

                                   Notary  Public
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(SEAL)

LESSOR:

WMCK  VENTURE  CORPORATION,  a  Delaware  corporation

By:     /s/Peter  Hoetzinger
        --------------------

Name:     Peter  Hoetzinger
          -----------------

Its:          Director
              --------

STATE  OF  COLORADO     )
                         )     ss.
COUNTY  OF  TELLER     )
          The foregoing instrument was acknowledged before me this 8th day of February 2000, by Peter Hoetzinger, as Director of WMCK Venture Corporation, a Delaware corporation.

          WITNESS  My  hand  and  official  seal.

                                        /s/  Lori  Gray
                                        ---------------
                                        Notary  Public

(SEAL)


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